EXECUTION COPY

EX – 10.2

GUARANTEE AND COLLATERAL AGREEMENT

made by

DDI CORP.

in favor of

JPMORGAN CHASE BANK,

as Administrative Agent

Dated as of December 12, 2003

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GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 12, 2003, made by DDi Corp. (the “Guarantor”), in favor of JPMORGAN CHASE BANK, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Second Amended and Restated Credit Agreement, dated as of December 12, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DDi Capital Corp. (“DDi Capital”), Dynamic Details, Incorporated (“Details” or the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to restructure and exchange the existing extensions of credit outstanding thereunder to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Guarantor;

WHEREAS, the Borrower is an indirect, wholly-owned subsidiaries of the Guarantor, the Guarantor is engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the continuing extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to restructure and exchange the existing extensions of credit to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Amended and Restated Guarantee and Collateral Agreement”: that certain Amended and Restated Guarantee and Collateral Agreement, dated as of December 12, 2003 among DDi Capital Corp., DDi Intermediate Holdings Corp., the Borrower, and certain of their subsidiaries in favor of the Administrative Agent, as defined therein.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and the Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and the Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.2.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4(a)), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming the Guarantor as licensor or licensee (including, without limitation, those listed in Schedule 4(a)), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, to the extent the grant by the Guarantor of a security interest pursuant to this Agreement in such agreement is not prohibited by such agreement without the consent of any other party thereto, would not give any other party to such agreement the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto.

“DDi Capital”: as defined in the preamble hereto.

“DDi Europe”: collectively, DDi Europe Limited, a United Kingdom corporation, and its Subsidiaries.

“DDi Europe Value”: as defined in Section 8.15(a).

“DDi Intermediate Holdco”: DDi Intermediate Holdings Corp., a California corporation.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Foreign Subsidiary”: any Subsidiary that is organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor Obligations”: with respect to the Guarantor all obligations and liabilities of the Guarantor which may arise under or in connection with this Agreement (including, without limitation, in Section 2) or any other Loan Document to which the Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantor”: as defined in the preamble hereto.

“Hedge Agreements”: as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by the Guarantor to any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Other Grantors”: the Grantors pursuant to the Amended and Restated Guarantee and Collateral Agreement.

“Other Guarantors”: the Guarantors pursuant to the Amended and Restated Guarantee and Collateral Agreement.

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“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 4(a), (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 4(a), and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to the Guarantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4(a) to the extent the grant by the Guarantor of a security interest pursuant to this Agreement in its right, title and interest in such agreement is not prohibited by such agreement without the consent of any other party thereto, would not give any other party to such agreement the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto.

“Pledged Notes”: all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to the Guarantor and all other promissory notes issued to or held by the Guarantor (other than promissory notes issued in connection with extensions of trade credit by the Guarantor in the ordinary course of business) or any Investment Property.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person (other than DDi Europe) that may be issued or granted to, or held by, the Guarantor while this Agreement is in effect, provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary (other than DDi Europe) be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 4(a) and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to the Guarantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 4(a) to the extent the grant by the Guarantor of a security interest pursuant to this Agreement in its right, title and interest in such agreement is not prohibited by such agreement without the consent of any other party thereto, would not give any other party to such agreement the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Guarantor, shall refer to the Guarantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1 Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c) The Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of the Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by the Borrower, the Guarantor, any Other Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, the Guarantor, any Other Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the maximum liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Borrower Obligations or any payment received or collected from the Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of the Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2 No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any Other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any Other Guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.3 Amendments, etc. with respect to the Borrower Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.4 Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Guarantor waives diligence, presentment, protest, demand for payment of the Borrower Obligations and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Borrower Obligations. The Guarantor understands and agrees to the fullest extent permitted by applicable law that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of the Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any Other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6 Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

SECTION 3. GRANT OF SECURITY INTEREST

The Guarantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by the Guarantor or in which the Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantor Obligations:

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Deposit Accounts;

(d)	all Documents;

(e)	all Equipment;

(f)	all General Intangibles;

(g)	all Instruments;

(h)	all Intellectual Property;

(i)	all Inventory;

(j)	all Investment Property;

(k)	all Letter-of-Credit Rights;

(l)	all other property not otherwise described above (except for property not covered by Article 9 of the New York UCC pursuant to Section 9-109(d)(11) thereof);

(m)	all books and records pertaining to the Collateral; and

(n) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

Notwithstanding the foregoing, such Collateral does not include (i) any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein or (ii) the Capital Stock of DDi Europe.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make or maintain their respective extensions of credit to the Borrower thereunder, the Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1 Representations in Credit Agreement. In the case of the Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to the Guarantor or to the Loan Documents to which the Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to the Guarantor’s knowledge.

4.2 Title, No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement, the Guarantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Guarantor Obligations, enforceable in accordance with the terms hereof against all creditors of the Guarantor and any Persons purporting to purchase any Collateral from the Guarantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, the Guarantor’s jurisdiction of organization and the location of the Guarantor’s chief executive office or sole place of business are specified on Schedule 3. The Guarantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other applicable organization document and long-form good standing certificate as of a date which is recent to the date hereof for the Guarantor’s jurisdiction of organization.

4.5 Inventory and Equipment. As of the date hereof, none of the Collateral constitutes, or is the Proceeds of, Inventory and Equipment.

4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7 Investment Property. (a) The shares of Pledged Stock pledged by the Guarantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Guarantor (other than DDi Europe) or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer (other than DDi Europe) owned by the Guarantor.

(b) All the shares of the Pledged Stock issued by each Issuer and pledged by the Guarantor hereunder have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes of the Borrower or any of its Subsidiaries constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) The Guarantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.8 Receivables. (a) No amount payable to the Guarantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(b) None of the obligors on any Receivables is a Governmental Authority.

(c) The amounts represented by the Guarantor to the Lenders from time to time as owing to the Guarantor in respect of the Receivables will at such times be accurate.

4.9 Intellectual Property. (a) Schedule 4(a) lists all patented, registered or pending applications for Intellectual Property owned by the Guarantor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property owned by the Guarantor is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 4(c), on the date hereof, none of the Intellectual Property owned by the Guarantor is the subject of any licensing or franchise agreement pursuant to which the Guarantor is the licensor or franchisor.

(d) The Guarantor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted.

(e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

4.10 Additional Representations. (a) The Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance of the Loan Documents to which the Guarantor is a party will not violate any Requirement of Law or Contractual Obligation of the Guarantor or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).

(c) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.COVENANTS

The Guarantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2 Payment of Obligations. The Guarantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies), against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Guarantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.3 Maintenance of Perfected Security Interest; Further Documentation. (a) The Guarantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) The Guarantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of the Guarantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Guarantor, the Guarantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral perfected by “control”, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

5.4 Changes in Locations, Name, etc. The Guarantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(ii) change its name.

5.5 Notices. The Guarantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6 Investment Property. (a) If the Guarantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer or any Investment Property, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Guarantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Guarantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Guarantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by the Guarantor, the Guarantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of the Guarantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, the Guarantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Guarantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c) Each Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.1(c) and 6.5 shall apply to it, mutatis mutandis with respect to all actions that may be required of it pursuant to Section 6.1(c) or 6.5 with respect to the Investment Property issued by it.

5.7 Intellectual Property. (a) The Guarantor (either itself or through licensees) will (i) continue to use each material Trademark owned by the Guarantor on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, except in each case to the extent that taking, or omitting to take, such action would not have a Material Adverse Effect.

(b) The Guarantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent owned by the Guarantor may become forfeited, abandoned or dedicated to the public, except in each case to the extent that taking, or omitting to take, such action would not have a Material Adverse Effect.

(c) The Guarantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. The Guarantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain, except to the extent that taking such action would not have a Material Adverse Effect.

(d) The Guarantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person, except to the extent that taking such action would not have a Material Adverse Effect.

(e) The Guarantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by the Guarantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding the Guarantor’s ownership of, or the validity of, any material Intellectual Property or the Guarantor’s right to register the same or to own and maintain the same.

(f) Whenever the Guarantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon the reasonable request of the Administrative Agent, the Guarantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Guarantor relating thereto or represented thereby.

(g) The Guarantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by the Guarantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property owned by the Guarantor is infringed, misappropriated or diluted by a third party, the Guarantor shall (i) take such actions as the Guarantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(i) Within 60 days after the execution of this Agreement, the Guarantor shall enter into a written license agreement with each of its Subsidiaries concerning the patents and patent applications listed on Schedule 4 (a). Each such license agreement shall include provisions relating to the term of the license, the non-assignability of the license, the scope of use of each patent and patent application, and any royalties or payments that may become payable.

5.8 Limitation on Negative Pledge Clauses. The Guarantor agrees not to enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Guarantor or any of its Subsidiaries (other than DDi Europe) to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted by the Credit Agreement (in which case, any prohibition or limitation can only be effective against the assets financed thereby). The Guarantor agrees not to create, incur, assume or suffer to exist any Lien on the Capital Stock of DDi Europe or any other DDi Europe Value, whether now owned or hereafter acquired, other than as provided herein or in the DDi Corp. Preferred Stock Certificate of Designation.

5.9 DDi Corp. Control Agreement. The Guarantor agrees to establish on or before the Restatement Effective Date and to maintain the DDi Corp. Control Account and to enter into on or before the Restatement Effective Date the DDi Corp. Control Agreement in form and substance satisfactory to the Administrative Agent. For so long as any Borrower Obligations are outstanding, the Guarantor agrees to deposit all amounts received by Details pursuant to Section 7.6(b) of the Credit Agreement into the DDi Corp. Control Account.

5.10 Additional Collateral, etc. The Guarantor agrees to comply fully with all the terms and conditions of Section 6.9 of the Credit Agreement, which is hereby incorporated herein by reference.

SECTION 6. REMEDIAL PROVISIONS

6.1 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Guarantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.1(b), the Guarantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise its rights to the Guarantor, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Guarantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Guarantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) The Guarantor hereby authorizes and instructs each Issuer of any Investment Property pledged by the Guarantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Guarantor, and the Guarantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.2 Proceeds to be Turned Over to Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by the Guarantor consisting of cash, checks and other near-cash items shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Guarantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.3.

6.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the administrative agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Guarantor, which right or equity is hereby waived and released. The Guarantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Guarantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Guarantor. To the extent permitted by applicable law, the Guarantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.5 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.4, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Guarantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Guarantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the

Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) The Guarantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Guarantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) The Guarantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.5 valid and binding and in compliance with any and all other applicable Requirements of Law. The Guarantor further agrees that a breach of any of the covenants contained in this Section 6.5 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against the Guarantor, and the Guarantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.6 Deficiency. The Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) The Guarantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Guarantor and in the name of the Guarantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Guarantor hereby gives the Administrative Agent the power and right, on behalf of the Guarantor, without notice to or assent by the Guarantor, to do any or all of the following:

(i) in the name of the Guarantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of the Guarantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.4 or 6.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against the Guarantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (vii) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and the Guarantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Guarantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1 (a) unless an Event of Default shall have occurred and be continuing.

(b) If the Guarantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Guarantor, shall be payable by the Guarantor to the Administrative Agent on demand.

(d) The Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Guarantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Execution of Financing Statements. Pursuant any applicable law, the Guarantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Guarantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. The Guarantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements. The Guarantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4 Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows:

The Guarantor	1220 Simon Circle Anaheim, CA 92806 Attention: Chief Financial Officer Telephone: 714-630-9438 Telecopy: 714-688-7640

The Administrative Agent

JPMorgan Chase Bank

The Loan and Agency Services

Attn. Cynthia A. Aguirre / Gloria Javier

1111 Fannin, Floor 10

Houston, TX 77002

Telephone:

Cynthia A. Aguirrre: 713-750-7928

Gloria Javier: 713-750-7919

Telecopy:

Cynthia A. Aguirrre: 713-750-2358

Gloria Javier: 713-750-2378

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. (a) The Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against the Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

(b) The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable, with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The Guarantor agrees to pay, indemnify, and hold each Lender and the Administrative Agent and each of its respective predecessor, affiliate, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint ventures, affiliates and the successor and assigns of any and all of them (each, an “indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the Restructuring, the DDi Reorganization, the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries or any of the Properties (all the foregoing in, collectively, the “indemnified liabilities”), provided, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final, non-appealable judgment of a court to result from the gross negligence or willful misconduct of such indemnitee.

(e) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns; Third Party Beneficiaries

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(a) This Agreement shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

(b) The holders of the DDi Corp. Preferred Stock shall be intended third party beneficiaries of Section 8.15 of this Agreement.

8.6 Set-Off. The Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to the Guarantor or any Other Grantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantor, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13 Acknowledgements. The Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantor and the Lenders.

8.14 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other then accrued Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Guarantor. At the request and sole expense of the Guarantor following any such termination, the Administrative Agent shall deliver to the Guarantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Guarantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Guarantor, shall execute and deliver to the Guarantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

8.15 New DDi Corp. Preferred Stock. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that:

(a) any and all rights, claims, Liens and interests of the Administrative Agent and the Lenders hereunder and under the other Loan Documents to the extent that the terms of any such Loan Document create a claim against the Guarantor or a Lien on any asset of the Guarantor will be subordinate to any and all rights, claims and interests of the holders of the DDi Corp. Preferred Stock pursuant to the Plan of Reorganization or the DDi Corp. Preferred Stock Certificate of Designation (including, without limitation, unpaid dividends and other accretions both before and after any insolvency case or proceeding of the Guarantor) with respect to (i) the capital stock of DDi Europe Limited and (ii) any cash, property or other assets of DDi Europe Limited or any of its Subsidiaries that is transferred to the Guarantor by way of dividend or otherwise (collectively, clauses (i) and (ii), “DDi Europe Value”) until such time as the DDi Corp. Preferred Stock is redeemed in full, converted to preferred stock of DDi Europe Limited or otherwise no longer outstanding, and, in furtherance of the foregoing, the Guarantor agrees that, so long as the DDi Corp. Preferred Stock is outstanding, it shall not make any payments to the Administrative Agent or any Lender under the Loan Documents with amounts constituting DDi Europe Value, and no such payments shall be accepted by the Administrative Agent or such Lender;

(b) after such time as the DDi Corp. Preferred Stock is no longer outstanding, all of the DDi Europe Value shall be available, without limitation, to satisfy all obligations of the Guarantor under then existing agreements, including, without limitation, this Agreement;

(c) for so long as the DDi Corp. Preferred Stock is outstanding, any distributions and/or redemptions required to be made thereunder pursuant to the DDi Corp. Preferred Stock Certificate of Designation shall be made only with and to the extent of DDi Europe Value and the holders of DDi Corp. Preferred Stock in respect of the DDi Corp. Preferred Stock shall have no rights, claims or interests in and to any other assets or equity interests, whether direct or indirect, of the Guarantor; and

(d) (i) if at any time that the DDi Corp. Preferred Stock is outstanding the Administrative Agent or any Lender shall receive any amount constituting DDi Europe Value (ii) or if, following the conversion of the DDi Corp. Preferred Stock to DDi Europe Limited preferred stock, the Administrative Agent or any Lender shall receive any amount constituting DDi Europe Value that was held by the Guarantor at any time that the DDi Corp. Preferred Stock was outstanding, then, in each case, such amount shall be held by the Administrative Agent or such Lender in trust for the Guarantor and the holders of the DDi Corp. Preferred Stock, segregated from other funds of the Administrative Agent or such Lender, and shall, forthwith upon receipt by the Administrative Agent or such Lender, be turned over to the Guarantor in the exact form received by the Administrative Agent or such Lender (duly indorsed by the Administrative Agent or such Lender to the Guarantor, if required), to be applied against any obligations then due and owing under the DDi Corp. Preferred Stock or, if prior to any such return to the Guarantor, the DDi Corp. Preferred Stock is or has been converted to DDi Europe Limited preferred stock, such amount shall be paid over to DDi Europe Limited to be applied against any obligations then due and owing under the DDi Europe Limited preferred stock.

8.16 WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

DDI CORP.

By:	/s/ TIMOTHY DONNELLY

Name: Timothy Donnelly Title: Vice President, General Counsel and Secretary

ACKNOWLEDGEMENT AND CONSENT***

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of         , 2003 (the “Agreement”), made by the Guarantors party thereto for the benefit of JPMorgan Chase Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.

3. The terms of Sections 6.1(c) and 6.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or 6.5 of the Agreement.

[NAME OF ISSUER]

By:

Title

Address for Notices:

Fax:

***	This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.